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                                                                    EXHIBIT 99.2
                                CLARK USA, INC.

                         Notice of Guaranteed Delivery
                                       of
             11-1/2% Senior Cumulative Exchangeable Preferred Stock

          As set forth in the Prospectus, dated ____ __, 1998 (as the same may be amended from time to time, the "Prospectus") of Clark USA, Inc. (the "Company") under the caption "The Exchange Offer--Guaranteed Delivery Procedures," this form or one substantially equivalent hereto must be used to accept the Company's offer (the "Exchange Offer") to exchange one share of its 11-1/2% New Senior Cumulative Exchangeable Preferred Stock, liquidation preference $1,000 per share (the "New Exchangeable Preferred Stock"), which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each share of its outstanding 11-1/2% Senior Cumulative Exchangeable Preferred Stock liquidation preference $1,000 per share (the "Old Exchangeable Preferred Stock"), if (i) certificates representing the Old Exchangeable Preferred Stock to be exchanged are not lost but are not immediately available or (ii) time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent at its address set forth below not later than 5:00 p.m., New York City Time, on ___ __, 1998. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

                            The Exchange Agent is:

                             BANKERS TRUST COMPANY

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
By Registered or Certified Mail:                By Overnight Courier:

   BT Services Tennessee, Inc.                 BT Services Tennessee, Inc
       Reorganization Unit                   Corporate Trust & Agency Group
         P.O. Box 292737                           Reorganization Unit
 Nashville, Tennessee 37229-2737                648 Grassmerre Park Road
                                               Nashville, Tennessee 37211


       By Hand:                                      By Facsimile:

Attn: Reorganization Department                      (615) 835-3701
      Bankers Trust Company
  Corporate Trust & Agency Group
     Receipt & Delivery Window
 123 Washington Street, 1st Floor
     New York, New York 10006
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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby tender(s) for exchange to the Company, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Exchangeable Preferred Stock set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

     The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on ____ __, 1998, unless extended by the Company. With respect to the Exchange Offer, "Expiration Date" means such time and date, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by the Company.
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    All authority herein conferred or agreed to be conferred by this Notice of
Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


                                   SIGNATURES



                               Signature of Owner


                     Signature of Owner (if more than one)

Dated:               , 1998

Name(s):

     (Please Print)

Address:


     (Include Zip Code)

Area Code and
Telephone No.:

Capacity (full title), if signing in a repre-sentative capacity:

Taxpayer Identification or
Social Security No.:


 Principal Amount of Old Exchangeable
Preferred Stock Exchanged: $
                            -----------------------

Certificate Nos. of Old Exchangeable
Preferred Stock (if available)

-----------------------------------------------

-----------------------------------------------

Total $
        ---------------------------------------

IF OLD EXCHANGEABLE PREFERRED STOCK
WILL BE DELIVERED BY BOOK-ENTRY
TRANSFER, PROVIDE THE DEPOSITORY
TRUST COMPANY ("DTC") ACCOUNT NO.:

Account No.:
                             GUARANTEE OF DELIVERY
                    (Not to be used for signature guarantee)

    The undersigned, a member firm of a registered national security exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby guarantees that (a) that the above named person(s) "own(s)" the Old Exchangeable Preferred Stock tendered hereby within the meaning of Rule 10b-4 under the Securities Exchange Act of 1934, (b) that such tender of Old Exchangeable Preferred Stock complies with Rule 10b-4 and (c) within five New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, certificates representing the Old Exchangeable Preferred Stock tendered hereby, in proper form for transfer, or, in the case of a book-entry transfer, confirmation of a book-entry transfer into the Exchange Agent's account at DTC, together, in each case, with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), will be delivered by the undersigned to the Exchange Agent.
                                                 Authorized Signature
Name of Firm:


Address:
                                        Name:

                                        Title:

                                       2
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Area Code and Telephone No.:            Date:


     NOTE: DO NOT SEND OLD EXCHANGEABLE PREFERRED STOCK WITH THIS FORM. ACTUAL SURRENDER OF OLD EXCHANGEABLE PREFERRED STOCK MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.

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